UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 21, 2011

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc. Current Report on Form 8-K

Item 5.02 (e).   Compensatory Arrangements of Certain Officers.

On December 21, 2011, Citigroup Inc. and Michael Corbat, Chief Executive Officer, Citi Holdings, entered into a Citi Expatriate Program letter agreement (the “Agreement”), providing standard benefits to Mr. Corbat under Citi’s Expatriate Program relating to his move from Citigroup’s New York office to its Regional Corporate Office in the United Kingdom in connection with his new role as Chief Executive Officer, EMEA effective January 1, 2012.  The Citi Expatriate Program is designed to facilitate employees’ transitions to expatriate status and to minimize additional costs that may be experienced while living and working in the assignment country.  The Citi Expatriate Program provides the same benefits to all of its participants, including a goods and services differential payment to cover the difference, if any, in the cost of goods and services between the home and assignment countries, and participation in a tax equalization and preparation program in order to ensure that the employee’s tax burdens will be the same as if the employee had remained employed in his or her home country.

The above summary of the material provisions of the Agreement is qualified in its entirety by reference to the full Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number
10.1	Letter Agreement, dated December 21, 2011, between Citigroup Inc. and Michael Corbat.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2011	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary